Exhibit 99.1

Kemper Corporation One East Wacker Drive Chicago, IL 60601 kemper.com

Press Release

February 1, 2012
KEMPER CORPORATION REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

CHICAGO - (Business Wire) - Kemper Corporation (NYSE: KMPR) reported today net income of $25.4 million ($0.42 per share) for the fourth quarter of 2011, compared to net income of $62.9 million ($1.03 per share) for the fourth quarter of 2010. Net income was $83.7 million ($1.38 per share) for the year ended December 31, 2011, compared to $184.6 million ($2.98 per share) for the year ended December 31, 2010.

Consolidated net operating income1 was $25.2 million ($0.42 per share) for the fourth quarter of 2011, compared to consolidated net operating income of $39.7 million ($0.65 per share) for the fourth quarter of 2010. Consolidated net operating income was $56.3 million ($0.93 per share) for the year ended December 31, 2011, compared to consolidated net operating income of $151.9 million ($2.45 per share) for the year ended December 31, 2010.

	Three Months Ended		Year Ended
(Dollars in millions, except per share amounts) (Unaudited)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Consolidated Net Operating Income	$25.2	$39.7	$56.3	$151.9
Income from Continuing Operations	26.1	55.7	70.9	169.1
Net Income	25.4	62.9	83.7	184.6

Impact of Catastrophe Losses and Loss Adjustment Expense (LAE) on Net Income	$(4.6)	$(14.0)	$(106.5)	$(51.5)

Basic Net Income Per Share From:
Consolidated Net Operating Income[1]	$0.42	$0.65	$0.93	$2.45
Continuing Operations	0.43	0.91	1.17	2.73
Net Income	0.42	1.03	1.38	2.98

Impact of Catastrophe Losses and LAE on Net Income Per Share	$(0.08)	$(0.23)	$(1.76)	$(0.83)
“Our Life and Health group delivered solid results in both the quarter and full year, with stable trends in the investment portfolio and near record highs in the number of filled agency territories. Results on the Property and Casualty side were mixed, especially given the significant weather-related losses across the industry throughout the year,” commented Don Southwell, Kemper's Chairman, President and Chief Executive Officer.
“Results in our Direct business did not meet our expectations, largely driven by unfavorable loss trends in three of its largest states. The business team is taking additional actions to improve performance, including significant rate increases and reductions of risk exposures,” added Southwell. “Preferred and Specialty businesses both delivered higher earnings in the quarter, reflecting targeted rate actions, modest favorable development and lower catastrophes.”
“On the capital front, we repurchased nearly a million shares during the year, with plans to continue in 2012. Looking forward, although we expect the investment and personal lines markets to remain

1 Consolidated net operating income is an after-tax, Non-GAAP financial measure and is not computed in accordance with accounting principles generally accepted in the United States. See "Use of Non-GAAP Measures" for additional information.

challenging, our strong capital and liquidity position us well to respond to these challenges,” said Southwell.
Highlights

•
Following the extraordinary level of weather related losses for the industry, Preferred accelerated its premium rate filing actions. Overall, the business is targeting double digit annualized rate increases in 19 states for homeowners insurance, based on specific state risk exposure.

•
Earned premiums at Preferred increased for the third sequential quarter. Average package policies in force increased 4.2 percent year-over-year, which is anticipated to further improve policyholder retention and loss trends on its auto and home lines.

•	Following a review of loss trends on liability coverages, Direct filed for and received approval to non-renew the majority of its auto programs in Michigan starting in early April.

•	Reserve National reported record full-year earned premiums of $135.4 million in 2011 and made substantial progress in its transition to policies not subject to national health care reform.

•
Fireside Bank requested and received approval to terminate its FDIC insurance effective March 31, 2012, marking another important milestone in its plan to relinquish its bank charter in the first half of 2012.

•	Kemper repurchased approximately 940,000 shares in 2011 at an average price of $29.08 per share.

•	Book value per share increased to $36.78, up 6 percent from year-end 2010.

Segment Results
Unless otherwise noted, (i) the segment results discussed below are presented on an after-tax basis, (ii) prior-year reserve development includes both catastrophe and non-catastrophe losses and (iii) catastrophe losses exclude the impact of prior-year reserve development.
In the third quarter of 2011, Fireside Bank was reclassified into discontinued operations for all periods presented.

	Three Months Ended		Year Ended
(Dollars in Millions) (Unaudited)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Segment Net Operating Income (Loss):
Kemper Preferred	$13.1	$9.0	$(16.6)	$50.6
Unitrin Specialty	3.9	2.2	18.3	20.2
Unitrin Direct	(17.0)	(1.9)	(27.1)	(1.1)
Life and Health Insurance	32.5	34.6	108.5	94.9
Total Segment Net Operating Income	32.5	43.9	83.1	164.6
Unallocated Net Operating Loss	(7.3)	(4.2)	(26.8)	(12.7)
Consolidated Net Operating Income	25.2	39.7	56.3	151.9
Unallocated Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.9	18.4	21.9	27.9
Net Impairment Losses Recognized in Earnings	(3.0)	(2.4)	(7.3)	(10.7)
Income from Continuing Operations	$26.1	$55.7	$70.9	$169.1
Unallocated net operating loss in the preceding table consists of interest and other expenses, dividend income and equity in net loss of investee.
Preferred reported net operating income of $13.1 million for the fourth quarter of 2011, compared to $9.0 million in 2010. This increase was driven by $8.7 million favorable catastrophe experience versus the prior year, which was partially offset by $1.8 million lower net investment income and a higher underlying loss and LAE ratio in auto liability coverages.
Specialty reported net operating income of $3.9 million for the fourth quarter of 2011, compared to $2.2 million in 2010. The improvement in net operating income was primarily related to the net favorable impact of $3.2 million reserve development, partially offset by $1.1 million lower net investment income. Overall expenses for the quarter were flat, and the underlying combined ratio increased 0.6 percentage points, to 102.3 percent, reflecting fourth quarter seasonality.
Direct reported a net operating loss of $17.0 million for the fourth quarter of 2011, compared to $1.9 million in 2010. The results in the current period included a $4.4 million net operating loss in Michigan, mostly from direct auto liability coverages. Throughout 2011 Direct took several initiatives to improve operating results in Michigan, but as a result of ongoing unfavorable loss experience, Direct filed for and received approval to non-renew all direct auto business in the state starting in early April. Direct also initiated further actions to improve results in other states, including the termination of distribution relationships amounting to approximately 15 percent of its New York book. These actions contributed to an $8.8 million intangible asset impairment relating to the Direct Response acquisition.
Life and Health Insurance reported net operating income of $32.5 million for the fourth quarter of 2011, compared to $34.6 million for the same period in 2010. Underwriting results were relatively flat, with both periods benefiting $2.5 million from reserve corrections on small blocks of policies. Overall Life and Health reserves at the end of the quarter were $3.1 billion. Additionally impacting the current period was a decrease in net investment income of $1.5 million from lower investment yield.
Corporate and other activities, reported as unallocated net operating loss on the previous table, was $7.3 million for the fourth quarter of 2011, which included higher pension expense of $1.2 million and higher interest expense of $0.7 million.
Total pre-tax revenues were $613.3 million for the fourth quarter of 2011, compared to $670.8 million in 2010. Earned premiums reported were $536.5 million pre-tax for the fourth quarter 2011, compared to $561.6 million in 2010. This decline is largely related to Direct's specific actions to improve its operating results. Net investment income decreased $9.4 million pre-tax largely driven by fluctuations of equity method funds' performance, including underlying investment valuations. Net investment income from equity method investments was $2.4 million pre-tax in the fourth quarter of 2011, compared to $15.5 million pre-tax in 2010. Net investment income excluding equity method investments increased $3.7 million pre-tax driven by higher levels of investments in fixed maturities and dividend-paying common stocks.

Unaudited consolidated statements of income for the three months and years ended December 31, 2011 and 2010 are presented below:

	Three Months Ended		Year Ended
(Dollars in millions, except per share amounts)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Revenues:
Earned Premiums	$536.5	$561.6	$2,173.6	$2,289.4
Net Investment Income	75.3	84.7	298.0	325.7
Other Income	0.2	0.3	1.0	1.3
Net Realized Gains on Sales of Investments	5.9	28.0	33.7	42.6
Other-than-temporary Impairment Losses:
Total Other-than-temporary Impairment Losses	(4.7)	(3.8)	(11.4)	(17.7)
Portion of Losses Recognized in Other Comprehensive Income	0.1	—	0.1	1.2
Net Impairment Losses Recognized in Earnings	(4.6)	(3.8)	(11.3)	(16.5)
Total Revenues	613.3	670.8	2,495.0	2,642.5
Expenses:
Policyholders’ Benefits and Incurred Losses and Loss Adjustment Expenses	376.7	407.1	1,645.7	1,647.2
Insurance Expenses	168.5	168.7	669.3	675.5
Write-off of Goodwill and Other Intangibles Acquired	13.5	—	13.5	14.8
Interest and Other Expenses	21.9	18.4	83.9	68.3
Total Expenses	580.6	594.2	2,412.4	2,405.8
Income from Continuing Operations before Income Taxes and Equity in Net Loss of Investee	32.7	76.6	82.6	236.7
Income Tax Expense	(6.6)	(20.9)	(11.7)	(67.5)
Income from Continuing Operations before Equity in Net Loss of Investee	26.1	55.7	70.9	169.2
Equity in Net Loss of Investee	—	—	—	(0.1)
Income from Continuing Operations	26.1	55.7	70.9	169.1
Discontinued Operations:
Income from Discontinued Operations before Income Taxes	0.2	12.1	19.5	25.8
Income Tax Expense	(0.9)	(4.9)	(6.7)	(10.3)
Income (Loss) from Discontinued Operations	(0.7)	7.2	12.8	15.5
Net Income	$25.4	$62.9	$83.7	$184.6

Income from Continuing Operations Per Unrestricted Share:
Basic	$0.43	$0.91	$1.17	$2.73
Diluted	$0.43	$0.91	$1.17	$2.73

Net Income Per Unrestricted Share:
Basic	$0.42	$1.03	$1.38	$2.98
Diluted	$0.42	$1.03	$1.38	$2.98

Dividends Paid to Shareholders Per Share	$0.24	$0.22	$0.96	$0.88

Unaudited business segment revenues for the three months and years ended December 31, 2011 and 2010 are presented below:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
REVENUES
Kemper Preferred:
Earned Premiums	$217.0	$220.9	$859.8	$888.0
Net Investment Income	11.5	14.2	49.6	52.8
Other Income	0.1	0.1	0.3	0.4
Total Kemper Preferred	228.6	235.2	909.7	941.2
Unitrin Specialty:
Earned Premiums	108.5	115.0	445.2	474.9
Net Investment Income	4.7	6.3	21.1	24.8
Other Income	0.1	0.1	0.5	0.6
Total Unitrin Specialty	113.3	121.4	466.8	500.3
Unitrin Direct:
Earned Premiums	50.9	64.8	222.7	282.4
Net Investment Income	4.0	5.4	17.9	21.4
Other Income	—	—	0.1	0.1
Total Unitrin Direct	54.9	70.2	240.7	303.9
Life and Health Insurance:
Earned Premiums	160.1	160.9	645.9	644.1
Net Investment Income	53.6	55.9	201.9	214.3
Other Income	—	0.1	0.1	0.2
Total Life and Health Insurance	213.7	216.9	847.9	858.6
Total Segment Revenues	610.5	643.7	2,465.1	2,604.0
Net Realized Gains on the Sales of Investments	5.9	28.0	33.7	42.6
Net Impairment Losses Recognized in Earnings	(4.6)	(3.8)	(11.3)	(16.5)
Other	1.5	2.9	7.5	12.4
Total Revenues	$613.3	$670.8	$2,495.0	$2,642.5

KEMPER CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Dollars in millions)

	Dec 31, 2011	Dec 31, 2010
	(Unaudited)
Assets:
Investments:
Fixed Maturities at Fair Value	$4,773.4	$4,475.3
Equity Securities at Fair Value	397.3	550.4
Equity Method Limited Liability Investments at Cost Plus Cumulative Undistributed Earnings	306.3	328.0
Short-term Investments at Cost which Approximates Fair Value	247.4	402.9
Other Investments	498.3	494.2
Total Investments	6,222.7	6,250.8
Cash	251.2	117.2
Receivables from Policyholders	379.2	388.9
Other Receivables	218.7	555.4
Deferred Policy Acquisition Costs	448.5	426.4
Goodwill	311.8	311.8
Current and Deferred Income Tax Assets	3.1	39.6
Other Assets	250.7	268.4
Total Assets	$8,085.9	$8,358.5
Liabilities and Shareholders’ Equity:
Insurance Reserves:
Life and Health	$3,102.7	$3,063.7
Property and Casualty	1,029.1	1,118.7
Total Insurance Reserves	4,131.8	4,182.4
Certificates of Deposits at Cost	—	321.4
Unearned Premiums	666.2	678.6
Liabilities for Income Taxes	57.9	15.1
Notes Payable at Amortized Cost	610.6	609.8
Accrued Expenses and Other Liabilities	403.3	437.8
Total Liabilities	5,869.8	6,245.1
Shareholders’ Equity:
Common Stock	6.0	6.1
Paid-in Capital	743.9	751.1
Retained Earnings	1,208.2	1,198.8
Accumulated Other Comprehensive Income	258.0	157.4
Total Shareholders’ Equity	2,216.1	2,113.4
Total Liabilities and Shareholders’ Equity	$8,085.9	$8,358.5

Unaudited selected financial information for the Kemper Preferred segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010

Results of Operations

Net Premiums Written	$211.2	$208.4	$868.8	$872.2
Earned Premiums:
Automobile	$127.9	$134.8	$510.9	$544.7
Homeowners	75.3	72.8	294.9	290.0
Other Personal	13.8	13.3	54.0	53.3
Total Earned Premiums	217.0	220.9	859.8	888.0
Net Investment Income	11.5	14.2	49.6	52.8
Other Income	0.1	0.1	0.3	0.4
Total Revenues	228.6	235.2	909.7	941.2
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	148.8	149.0	584.6	587.3
Catastrophe Losses and LAE	6.4	19.8	144.2	70.1
Prior Years:
Non-catastrophe Losses and LAE	(2.0)	(4.0)	(13.6)	(18.9)
Catastrophe Losses and LAE	(1.7)	(0.6)	(5.5)	(4.9)
Total Incurred Losses and LAE	151.5	164.2	709.7	633.6
Insurance Expenses	60.8	61.1	239.4	243.7
Operating Profit (Loss)	16.3	9.9	(39.4)	63.9
Income Tax Benefit (Expense)	(3.2)	(0.9)	22.8	(13.3)
Segment Net Operating Income (Loss)	$13.1	$9.0	$(16.6)	$50.6

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	68.6%	67.4%	67.9%	66.2%
Current Year Catastrophe Losses and LAE Ratio	2.9	9.0	16.8	7.9
Prior Years Non-catastrophe Losses and LAE Ratio	(0.9)	(1.8)	(1.6)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.3)	(0.6)	(0.6)
Total Incurred Loss and LAE Ratio	69.8	74.3	82.5	71.4
Incurred Expense Ratio	28.0	27.7	27.8	27.4
Combined Ratio	97.8%	102.0%	110.3%	98.8%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	68.6%	67.4%	67.9%	66.2%
Incurred Expense Ratio	28.0	27.7	27.8	27.4
Underlying Combined Ratio	96.6%	95.1%	95.7%	93.6%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	96.6%	95.1%	95.7%	93.6%
Current Year Catastrophe Losses and LAE Ratio	2.9	9.0	16.8	7.9
Prior Years Non-catastrophe Losses and LAE Ratio	(0.9)	(1.8)	(1.6)	(2.1)
Prior Years Catastrophe Losses and LAE Ratio	(0.8)	(0.3)	(0.6)	(0.6)
Combined Ratio as Reported	97.8%	102.0%	110.3%	98.8%

Unaudited selected financial information for the Unitrin Specialty segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010

Results of Operations

Net Premiums Written	$100.0	$106.1	$438.2	$457.2
Earned Premiums:
Personal Automobile	$98.3	$104.7	$405.2	$431.3
Commercial Automobile	10.2	10.3	40.0	43.6
Total Earned Premiums	108.5	115.0	445.2	474.9
Net Investment Income	4.7	6.3	21.1	24.8
Other Income	0.1	0.1	0.5	0.6
Total Revenues	113.3	121.4	466.8	500.3
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	87.5	93.7	358.4	376.0
Catastrophe Losses and LAE	0.1	0.2	3.8	2.9
Prior Years:
Non-catastrophe Losses and LAE	(2.5)	2.5	(9.5)	4.0
Catastrophe Losses and LAE	—	—	0.1	0.1
Total Incurred Losses and LAE	85.1	96.4	352.8	383.0
Insurance Expenses	23.5	23.4	91.5	92.7
Operating Profit	4.7	1.6	22.5	24.6
Income Tax Benefit (Expense)	(0.8)	0.6	(4.2)	(4.4)
Segment Net Operating Income	$3.9	$2.2	$18.3	$20.2

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	80.6%	81.4%	80.4%	79.2%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.2	0.9	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	2.2	(2.1)	0.8
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Total Incurred Loss and LAE Ratio	78.4	83.8	79.2	80.6
Incurred Expense Ratio	21.7	20.3	20.6	19.5
Combined Ratio	100.1%	104.1%	99.8%	100.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	80.6%	81.4%	80.4%	79.2%
Incurred Expense Ratio	21.7	20.3	20.6	19.5
Underlying Combined Ratio	102.3%	101.7%	101.0%	98.7%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	102.3%	101.7%	101.0%	98.7%
Current Year Catastrophe Losses and LAE Ratio	0.1	0.2	0.9	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	(2.3)	2.2	(2.1)	0.8
Prior Years Catastrophe Losses and LAE Ratio	—	—	—	—
Combined Ratio as Reported	100.1%	104.1%	99.8%	100.1%

Unaudited selected financial information for the Unitrin Direct segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010

Results of Operations

Net Premiums Written	$45.5	$61.4	$209.0	$269.3
Earned Premiums:
Automobile	$48.5	$62.6	$213.3	$273.5
Homeowners	2.4	2.2	9.2	8.7
Other Personal	—	—	0.2	0.2
Total Earned Premiums	50.9	64.8	222.7	282.4
Net Investment Income	4.0	5.4	17.9	21.4
Other Income	—	—	0.1	0.1
Total Revenues	54.9	70.2	240.7	303.9
Incurred Losses and LAE related to:
Current Year:
Non-catastrophe Losses and LAE	49.1	54.3	194.8	228.9
Catastrophe Losses and LAE	0.5	0.6	6.7	1.8
Prior Years:
Non-catastrophe Losses and LAE	1.9	0.8	(4.4)	(7.0)
Catastrophe Losses and LAE	0.1	—	0.5	0.2
Total Incurred Losses and LAE	51.6	55.7	197.6	223.9
Insurance Expenses	17.2	19.9	76.3	87.1
Write-off of Intangible Assets from Direct Response Acquisition	13.5	—	13.5	—
Operating Loss	(27.4)	(5.4)	(46.7)	(7.1)
Income Tax Benefit	10.4	3.5	19.6	6.0
Segment Net Operating Loss	$(17.0)	$(1.9)	$(27.1)	$(1.1)

Ratios Based On Earned Premiums

Current Year Non-catastrophe Losses and LAE Ratio	96.5%	83.9%	87.5%	81.1%
Current Year Catastrophe Losses and LAE Ratio	1.0	0.9	3.0	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	3.7	1.2	(2.0)	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	0.2	—	0.2	0.1
Total Incurred Loss and LAE Ratio	101.4	86.0	88.7	79.3
Incurred Expense Ratio, Including Write-off of Intangible Assets	60.3	30.7	40.3	30.8
Combined Ratio	161.7%	116.7%	129.0%	110.1%

Underlying Combined Ratio

Current Year Non-catastrophe Losses and LAE Ratio	96.5%	83.9%	87.5%	81.1%
Incurred Expense Ratio, Including Write-off of Intangible Assets	60.3	30.7	40.3	30.8
Underlying Combined Ratio	156.8%	114.6%	127.8%	111.9%

Non-GAAP Measure Reconciliation

Underlying Combined Ratio	156.8%	114.6%	127.8%	111.9%
Current Year Catastrophe Losses and LAE Ratio	1.0	0.9	3.0	0.6
Prior Years Non-catastrophe Losses and LAE Ratio	3.7	1.2	(2.0)	(2.5)
Prior Years Catastrophe Losses and LAE Ratio	0.2	—	0.2	0.1
Combined Ratio as Reported	161.7%	116.7%	129.0%	110.1%

Unaudited selected financial information for the Life and Health Insurance segment follows:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010

Results of Operations

Earned Premiums:
Life	$98.0	$98.4	$395.1	$396.7
Accident and Health	41.7	41.4	166.3	161.9
Property	20.4	21.1	84.5	85.5
Total Earned Premiums	160.1	160.9	645.9	644.1
Net Investment Income	53.6	55.9	201.9	214.3
Other Income	—	0.1	0.1	0.2
Total Revenues	213.7	216.9	847.9	858.6
Policyholders’ Benefits and Incurred Losses and LAE	88.5	91.0	385.6	406.8
Insurance Expenses	75.4	72.8	294.7	283.0
Write-off of Goodwill	—	—	—	14.8
Operating Profit	49.8	53.1	167.6	154.0
Income Tax Expense	(17.3)	(18.5)	(59.1)	(59.1)
Segment Net Operating Income	$32.5	$34.6	$108.5	$94.9

Use of Non-GAAP Measures

Consolidated Net Operating Income
Consolidated Net Operating Income (Loss) is an after-tax, non-GAAP measure and is computed by excluding from income (loss) from continuing operations the after-tax impact of 1) net realized gains (losses) on sales of investments, 2) net impairment losses recognized in earnings related to investments and 3) other significant non-recurring or infrequent items that may not be indicative of ongoing operations. Significant non-recurring items are excluded when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years, and (b) there has been no similar charge or gain within the prior two years. The most directly comparable GAAP financial measure is income from continuing operations.

The company believes that Consolidated Net Operating Income (Loss) provides investors with a valuable measure of its ongoing performance because it reveals underlying operational performance trends that otherwise might be less apparent if the items were not excluded. Net realized gains (losses) on sales of investments and net impairment losses recognized in earnings related to investments included in the company's results may vary significantly between periods and are generally driven by business decisions and external economic developments such as capital market conditions that impact the values of the company's investments, the timing of which is unrelated to the insurance underwriting process. Significant non-recurring items are excluded because, by their nature, they are not indicative of the company's business or economic trends.

A reconciliation of Consolidated Net Operating Income to Income from Continuing Operations for the three months and years ended December 31, 2011 and 2010 is presented below:

	Three Months Ended		Year Ended
(Dollars in Millions)	Dec 31, 2011	Dec 31, 2010	Dec 31, 2011	Dec 31, 2010
Consolidated Net Operating Income	$25.2	$39.7	$56.3	$151.9
Net Income (Loss) From:
Net Realized Gains on Sales of Investments	3.9	18.4	21.9	27.9
Net Impairment Losses Recognized in Earnings	(3.0)	(2.4)	(7.3)	(10.7)
Income from Continuing Operations	$26.1	$55.7	$70.9	$169.1

Underlying Combined Ratio
Underlying combined ratio is a non-GAAP measure, which is computed by adding the current year non-catastrophe losses and LAE ratio with the incurred expense ratio. The most directly comparable GAAP financial measure is the combined ratio, which uses total incurred losses and LAE, including the impact of catastrophe losses, and loss and LAE reserve development. The company believes the underlying combined ratio is useful to investors and is used by management to reveal the trends in the company's property and casualty insurance businesses that may be obscured by catastrophe losses and prior-year reserve development. These catastrophe losses may cause loss trends to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant impact on incurred losses and LAE and the Combined Ratio. Prior-year reserve development is caused by unexpected loss development on historical reserves. Because reserve development relates to the re-estimation of losses from earlier periods, it has no bearing on the performance of the company's insurance products in the current period. The company believes it is useful for investors to evaluate these components separately and in the aggregate when reviewing its underwriting performance. The underlying combined ratio should not be considered a substitute for the combined ratio and does not reflect the overall underwriting profitability of our business.

About Kemper
Kemper is a diversified insurance holding company with subsidiaries that principally provide life, health, auto, homeowners and other insurance products to individuals and small businesses. Kemper serves its customers through a network of independent agents, brokers and career agents, as well as directly to consumers via direct mail, web, employer-sponsored employee benefit programs and other affinity relationships.
Additional information about Kemper, including its Annual Report, filings on Forms 10-K, 10-Q and 8-K and its investor supplement, is available by visiting kemper.com.

Caution Regarding Forward-Looking Statements
This press release may contain or incorporate by reference information that includes or is based on forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events, and can be identified by the fact that they relate to future actions, performance or results rather than strictly to historical or current facts.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this press release. Forward-looking statements involve a number of risks and uncertainties that are difficult to predict, and are not guarantees of future performance. Among the general factors that could cause actual results to differ materially from estimated results are those listed in periodic reports filed by Kemper with the

Securities and Exchange Commission (the "SEC"). No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. Kemper assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this press release. The reader is advised, however, to consult any further disclosures Kemper makes on related subjects in its filings with the SEC.

Source: Kemper Corporation

Contact
Investors: Diana Hickert-Hill	312.661.4930 or investor.relations@kemper.com

KEYWORD: ILLINOIS
INDUSTRY KEYWORD: INSURANCE EARNINGS